Exhibit 99.2

Neuphoria Completes Re-domiciliation and Successor Listing on Nasdaq

Burlington, Mass., December 23, 2024 (GLOBE NEWSWIRE) – Neuphoria Therapeutics Inc. (Nasdaq: NEUP) (“Neuphoria” or the “Company”) is pleased to announce that its previously announced scheme of arrangement in relation to Bionomics Limited’s proposed re-domiciliation from Australia to the United States, under which Neuphoria will become the ultimate parent company of Bionomics Limited, has been implemented today, December 23, 2024 New York time (December 24, 2024 Sydney time).

The shares of common stock of Neuphoria (“Neuphoria Shares”) issued today in connection with the re-domiciliation are expected to commence trading on The Nasdaq Stock Market LLC under the symbol “NEUP” on December 24, 2024 or as soon as possible thereafter.

In addition, Neuphoria will issue options to acquire shares of common stock in Neuphoria (“Neuphoria Options”) to holders of options to acquire shares in Bionomics (“Bionomics Options”) that were issued by Bionomics, in exchange for their Bionomics Options. Neuphoria will also issue a warrant to purchase 1,054,381 shares of common stock in Neuphoria (“Neuphoria Warrant”) to an institutional investor that holds a warrant to purchase 12,652,572 American Depositary Shares (“ADSs”) of Bionomics (“Bionomics Warrant”), in exchange for the Bionomics Warrant.

Further details regarding the implementation of the redomiciliation can be found in a Current Report on Form 8-K that will be filed by Neuphoria with the SEC.

For further information, please contact:

General	Investor Relations	Investor Relations
Spyridon (Spyros) Papapetropoulos	Kevin Gardner	Chris Calabrese
info@neuphoriatx.com	kgardner@lifesciadvisors.com	ccalabrese@lifesciadvisors.com

About Neuphoria Therapeutics Inc.

Neuphoria (Nasdaq: NEUP) is a clinical-stage biotechnology company dedicated to developing therapies that address the complex needs of individuals affected by neuropsychiatric disorders. Neuphoria is advancing its lead drug candidate, BNC210, an oral, proprietary, selective negative allosteric modulator of the α7 nicotinic acetylcholine receptor, for the acute, “as needed” treatment of social anxiety disorder (SAD) and for chronic treatment of post-traumatic stress disorder (PTSD). BNC210 is a first-of-its-kind, well-tolerated, broad spectrum anti-anxiety experimental therapeutic, designed to restore neurotransmitter balance in relevant brain areas, providing rapid relief from stress and anxiety symptoms without the common pitfalls of sedation, cognitive impairment, or addiction. In addition, Neuphoria has a strategic partnership with Merck& Co., Inc. (known as MSD outside the United States and Canada) with two drugs in early-stage clinical trials for the treatment of cognitive deficits in Alzheimer’s disease and other central nervous system conditions. Neuphoria's pipeline also includes the α7 nicotinic acetylcholine receptor next generation and the Kv3.1/3.2 preclinical programs, both in the lead optimization development stage.

Forward-Looking Statements

Neuphoria cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential,” “continue” or “project” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. The forward-looking statements are based on our current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Neuphoria that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business and other risks described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K filed with the SEC, and its other reports. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Neuphoria undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks, uncertainties and other factors is included in Neuphoria’s filings with the SEC, copies of which are available from the SEC’s website (www.sec.gov) and on Neuphoria’s website (www.neuphoriatx.com) under the heading “Investor Center.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995. Neuphoria expressly disclaims all liability in respect to actions taken or not taken based on any or all the contents of this press release.

Not an offer of securities

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities in any jurisdiction. The Neuphoria Shares, Neuphoria Options and Neuphoria Warrant have not been registered under the US Securities Act and may not be offered or sold except in a transaction registered under the US Securities Act or in a transaction exempt from such registration requirements and applicable US state securities laws.